UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2013

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39550 Orchard Hill Place Drive

Novi, Michigan 48375

(248) 596-5900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Between October 31, 2012 and April 29, 2013 (the “Period”), Cooper-Standard Holdings Inc. (the “Company”) issued an aggregate of 842,268 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company in connection with (i) the exercise of 408,804 warrants (the “Warrants”) of the Company, for which the Company received $11,172,613 in aggregate consideration, and (ii) the conversion of 101,022 shares of 7% Cumulative Participating Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company, for which no cash consideration was received.

The Warrants were issued by the Company in connection with the Company’s emergence on May 27, 2010 from bankruptcy proceedings under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) pursuant to a plan (the “Plan”) approved by the bankruptcy court. Each Warrant is exercisable at any time for one share of Common Stock and the exercise price for all Warrants exercised during the Period was $27.33. Warrants are exercisable for cash or may be “net settled.” All Warrants during the Period were exercised for cash. All shares of Common Stock issued upon the exercise of Warrants during the Period were exempt from registration pursuant to Section 1145 of the Bankruptcy Code. The details of shares of Common Stock issued upon exercise of Warrants during the Period are as follows:

On April 17, 2013, the Company issued 12, 524 shares of Common Stock upon the exercise of 12,524 Warrants for consideration of $342,281.

On April 18, 2013, the Company issued 312 shares of Common Stock upon the exercise of 312 Warrants for consideration of $8,527.

On April 19, 2013, the Company issued 2,894 shares of Common Stock upon the exercise of 2,894 Warrants for consideration of $79,093.

On April 23, 2013, the Company issued 125,217 shares of Common Stock upon the exercise of 125,217 Warrants for consideration of $3,422,180.

On April 26, 2013, the Company issued 267,857 shares of Common Stock upon the exercise of 267,857 Warrants for consideration of $7,320,532.

The Company’s Preferred Stock was issued by the Company under the Plan in connection with its emergence from bankruptcy. Each share of Preferred Stock is convertible at the holder’s option at any time. The number of shares of Common Stock issuable upon conversion is based upon the stated value of the Preferred Stock ($100 during the Period) plus accrued and unpaid interest divided by the conversion price ($23.30574 during the period). No cash consideration is payable upon conversion of Preferred Stock. All shares of Common Stock issued upon conversion of shares of Preferred Stock during the Period were exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933. The details of shares of Common Stock issued upon conversion of shares of Preferred Stock during the Period are as follows:

On October 31, 2012, the Company issued 2,278 shares of Common Stock upon the conversion of 531 shares of Preferred Stock.

On April 9, 2013, the Company issued 4,153 shares of Common Stock upon the conversion of 968 shares of Preferred Stock.

On April 25, 2013, the Company issued 319,763 shares of Common Stock upon the conversion of 74,523 shares of Preferred Stock.

On April 29. 2013, the Company issued 107,270 shares of Common Stock upon the conversion of 25,000 shares of Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

By:	/s/ Timothy W. Hefferon
Timothy W. Hefferon
Vice President, General Counsel and Secretary

Date: April 30, 2013